                                                                  EXHIBIT (99.2)


                              ITEM 7 INFORMATION



     Goldman, Sachs & Co. is a broker or dealer registered under Section 15 of the Act and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940.


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